Exhibit 32.2

Certification by Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 (the “Report”) of 21Shares Dogecoin ETF (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Duncan Moir, the President of 21Shares US LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 20, 2026	By	/s/ Duncan Moir
	Name:	Duncan Moir
	Title:	President 21Shares US LLC, Sponsor of 21Shares Dogecoin ETF